EXHIBIT 15

                            GREY ADVERTISING INC.
                            STOCK OPTION AGREEMENT

                       AGREEMENT, dated as of November 26,
             1996, by and between GREY ADVERTISING INC., a Delaware corporation ("Company"), and EDWARD H. MEYER, residing at 580 Park Avenue, New York, N.Y. 10021 (such individual or, as the context requires, his/her guardian, legal representative, estate or other person to whom the rights hereunder may be transferred by will or by the laws of descent and distribution, being hereinafter referred to as the "Optionee").

                       Pursuant to the Grey Advertising Inc.
             1994 Stock Incentive Plan ("Plan"), the Board of Directors, or a committee thereof, of the Company ("Board") has granted the Optionee, on the terms and conditions set forth herein, an option to purchase 20,000 shares of the Company's common stock, par value $1 per share ("Common Stock").

                       The Plan is hereby incorporated by
             reference and made a part hereof, and this Agreement shall be subject to all terms and conditions thereof.

                       NOW THEREFORE, the Company and the
             Optionee hereby agree as follows:

                  1.   Grant of Option.

                       (a)    Number of Shares and Option
             Price.

                              In accordance with the allotment
             made by the Committee and subject to the terms and conditions hereof, the Company grants, as of the date hereof, to the Optionee a non-qualified option to purchase ("Option") an aggregate of 20,000 shares of Common Stock ("Option Shares") at an option exercise price of $235.00 per share, which price is subject to adjustment in accordance with Section 4 of this Agreement. The option price, as adjusted from time to time, is hereinafter referred to as the "Option Price".

                       (b)    Term of Option; Conditions and
             Manner of Exercise.

                                      (i)     The term of the
             Option and of this Agreement shall commence as of the date hereof ("Date of Grant") and, unless earlier terminated as provided in this Agreement, shall terminate upon the expiration of nine years from the Date of Grant. Upon the termination of the Option, all rights of the Optionee hereunder shall cease.

                                      (ii)    The Option,
             subject to the following provisions of this paragraph, shall become exercisable in cumulative installments as follows: one-third of the shares subject to the Option from and after the Date of Grant; one-third of the shares subject to the Option from and after the first anniversary of the Date of Grant; and one-third of the shares subject to the Option from and after the second anniversary of the Date of Grant; provided, however, that the Option may be exercised only to purchase whole shares, and in no case may a fraction of a share be purchased. The right of the Optionee to purchase Option Shares with respect to which the Option has become exercisable as herein provided may be exercised in whole or in part at any time or from time to time prior to the ninth anniversary of the Date of Grant.

                                      (iii)   The Option (or
             any portion thereof) shall be exercised in the following manner: the Optionee shall deliver to the Company written notice of the exercise of the Option (or any portion thereof) in a form satisfactory to the Board, specifying the number of Option Shares subject to the Option which the Optionee elects to purchase, together with full payment of the Option Price (w) in cash, (x) by delivery of a check payable to the order of the Company, (y) in shares of Common Stock with a fair market value equal to the Option Price or portion thereof being paid with shares (provided, in each instance, that such shares of Common Stock were owned by the Optionee for at least six months prior to the exercise of the Option, unless such requirement is waived by the Board), or (z) a combination thereof. The Company shall thereafter cause certificates representing the Option Shares purchased to be delivered as promptly as practicable, provided that the Optionee shall pay to the Company at the time of exercise, or shall otherwise make arrangements satisfactory to the Company regarding payment of, any additional amount, if any, as the Company deems necessary to satisfy the Company's liability to withhold Federal, state or local income or other taxes incurred by the Company or the employer of the Optionee by reason of the exercise of the Option, or any portion thereof, or the transfer of the Option Shares thereupon. If requested by the Company, the Optionee shall also deliver this Agreement to the Secretary of the Company who shall endorse hereon a notation of such exercise and return this Agreement to the Optionee. The date of exercise of an Option that is validly exercised shall be deemed to be the date on which there shall have been delivered to the Company the instruments and payments referred to in the first sentence of this paragraph (iii), provided that the Optionee has satisfied or thereafter satisfies the other requirements of this paragraph (iii). The Optionee shall be deemed to be the holder of the Option Shares issued pursuant to the exercise of the Option as of the date of exercise.

                                      (iv)    For the purposes
             of the preceding paragraph (iii), "fair market value" per share of Common Stock, as of a particular date, shall mean (x) the closing sales price per share of Common Stock reported on NASDAQ or, if the shares are not so reported, on the system or exchange on which the trading prices of the shares are then reported or traded, (y) if there is no reported closing sales prices per share on such date, the average of the closing bid and asked prices for the shares on such date as reported by NASDAQ or such other system, or (z) if the shares of Common Stock are not then quoted by NASDAQ (or such other system) or traded on one of the exchanges, such value as the Board, in its sole discretion, shall determine.

                       2.     Termination of Employment.

                              (a)     Except as provided in
             this Section 2, Options may not be exercised after the Optionee has ceased to be employed by the Company or a subsidiary of the Company.

                              (b)     If the Optionee's
             employment by the Company or a subsidiary of the Company should terminate for any reason other than death, disability (as defined in subparagraph (c) below) or cause (as such term is defined in the Optionee's employment agreement with the Company), the Option may be exercised, to the extent the Optionee was entitled to exercise the Option on the date employment was terminated, at any time within one year after such date, but in no event later than nine years from the Date of Grant.

                              (c)     If the Optionee's
             employment by the Company or a subsidiary of the Company should terminate by reason of the Optionee's death or disability (within the meaning of Section 105(d)(4) of the Internal Revenue Code of 1954, as amended), the Option may be exercised, in its entirety at any time within one year after such date, but in no event later than nine years from the Date of Grant.

                       3.     Non-transferability.

                       The Option granted hereunder shall not
             be transferable other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Optionee, only by the Optionee or by his guardian or legal representative.

                       4.     Effect of Certain Changes.

                              (a)     If there is any change in
             the aggregate number of issued and outstanding shares of the Common Stock and Company's Limited Duration Class B Common Stock, par value $1 per share ("Class B Stock"; the Common Stock and the Class B Stock are collectively referred to herein as the "Common Equity") through the declaration of stock dividends, or through a recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of Option Shares and the Option Price per share shall be proportionately adjusted by the Board to reflect any increase or decrease in the number of issued shares of Common Equity; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

                              (b)     In the event of a
             proposed dissolution or liquidation of the Company, or in the event of any corporate separation or division, including, but not limited to, a split-up, split-off or spin-off, the Board, in its sole discretion, may provide (i) that the Optionee shall have the right to exercise the Option, to the extent then exercisable, solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division by a holder of the number of shares of Common Stock for which the Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division, or (ii) that the Option shall terminate as of a date to be fixed by the Board, provided however, that not less than twenty days' prior written notice of the date so fixed shall be given to the Optionee, who shall have the right, during the period of twenty days preceding such termination, to exercise the Option as to all or any part of the Option Shares covered thereby, including shares as to which the Option would not otherwise be exercisable, or (iii) for an equitable adjustment in the Option Price.

                              (c)     The Board shall, in its
             sole discretion, in the case of a merger or consolidation in which the Company is not the surviving corporation (i) promptly make an appropriate adjustment to the number and class of shares of Common Stock available pursuant to the Option, to the amount and kind of shares or other securities or property receivable upon the exercise of the Option after the effective date of any such transaction, and/or to the Option Price, or (ii) provide for the cancellation of the Option, or any portion thereof then outstanding, in consideration for a cash payment equal to the product of (x) the difference between the Option Price and the fair market value of the consideration per share received or receivable by holders of Common Equity in any such transaction multiplied by (y) the number of Option Shares then subject to the Option.

                              (d)     Paragraphs (b) and (c) of
             this Section 4 shall not apply to a merger or consolidation in which the Company is the surviving corporation and pursuant to which shares of Common Stock are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value. In case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change in the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Board may, in its sole discretion (i) make an appropriate adjustment to the number and class of shares of Common Stock available pursuant to the Option, to the amount and kind of shares or other securities or property receivable upon the exercise of the Option after the effective date of any such transaction, and/or to the Option Price or (ii) provide for the cancellation of the Option, or any portion thereof then outstanding, in consideration for a cash payment equal to the product of (x) the difference between the Option Price and the fair market value of the consideration per share received or receivable by holders of Common Equity in any such transaction multiplied by (y) the number of Option Shares then subject to the Option.

                              (e)     In the event of a change
             in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

                              (f)     To the extent that the
             foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

                              (g)     Except as otherwise
             expressly provided in this Agreement or in the Plan, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Option Shares. The grant of the Option does not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

                       5.     Restrictions upon Option Shares.

                              (a)     The Optionee, as a
             condition to the exercise of the Option, by exercising the Option, or any portion thereof, warrants, effective as of the date of exercise, but only to the extent the Option Shares are not being issued pursuant to an effective registration statement on Form S-8 (or any successor form), that (i) the Option Shares are being acquired for investment, for the Optionee's own account, and not with a view to the distribution or resale thereof in violation of the Securities Act of 1933, as amended ("1933 Act"), and (ii) he/she will not sell or transfer any of such shares unless and until (A) a registration statement under the 1933 Act is then in effect covering such shares and the purchaser or transferee thereof has been furnished with a prospectus which complies with the provisions of the 1933 Act, or (B) in the opinion of counsel for the Company, registration under the 1933 Act is not required in connection with the sale or transfer.

                              (b)     The Option shall not be
             exercisable if its exercise would violate any applicable state securities law, any registration provisions or other requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (or any rules or regulations promulgated under either of such Acts), or any other applicable law, ordinance, rule or regulation. In connection with the foregoing, the Company shall not be obligated to prepare and file (or cause to be prepared and filed), nor take any action to cause to become effective, any registration statement required by applicable law with respect to the issuance of the Option Shares subject to the Option, or any portion thereof, or upon exercise thereof, nor shall the Company be obligated to seek an exemption from any such registration statement requirement.

                              (c)     The Company may in its
             discretion place an appropriate legend or notation on the certificates representing Option Shares issued upon exercise of the Option, or any portion thereof.

                              (d)     The Company may instruct
             any transfer agent for its Common Equity not to transfer any of the Option Shares unless advised by the Company that the provisions of the Plan and this Agreement have been complied with.

                              (e)     The Optionee agrees to
             take any other action which may reasonably be requested by the Company in order to ensure that the Company, by allowing the Optionee to exercise the Option (in whole or in part), will not be in violation of any law or regulation.

                       6.     Agreement Not to Compete.

                              Anything in the Plan or the
             Agreement to the contrary notwithstanding, if the Optionee, without the written consent of the Company, engages either directly or indirectly, in any manner or capacity, as principal, agent, partner, officer, director, employee or otherwise, in any business or activity competitive with the business conducted by the Company or any subsidiary of the Company, the Option, to the extent not previously exercised, shall expire forthwith.

                       7.     No Employment Agreement.

                              This Agreement shall not be
             deemed or construed to be an agreement by the Company to employ the Optionee for any specific or non-specific period of time.

                       8.     Notices.

                              Any notice required or permitted
             under this Agreement shall be deemed given when delivered personally, or when deposited in the United States postal system, postage prepaid, addressed, as appropriate, to Optionee either at his address hereinabove set forth or such other address as he may designate in writing to the Company, or to the Company, at Grey Advertising Inc., 777 Third Avenue, New York, New York 10017,
             Attention: Corporate Secretary; or such other address as the Company may designate in writing to the Optionee.

                       9.     Failure to Enforce Not a Waiver.

                              The failure of the Company to
             enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

                       10.    Governing Law.

                              This Agreement shall be governed
             by and construed according to the laws of the State of Delaware, without regard to the conflicts of law rules thereof.

                       11.    Amendments.

                              This Agreement may be amended or
             modified at any time by an instrument in writing signed by the parties hereto, provided that no such amendment or modification shall be made which would be inconsistent with the terms of the Plan.


                       IN WITNESS WHEREOF, the parties have
             executed this Agreement as of the day and year above written.

                                      GREY ADVERTISING INC.

                                      By /s/ Steven G. Felscher
                                        Executive Vice President

                                       /s/ Edward H. Meyer
                                       EDWARD H. MEYER